UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 30, 2009
Date of Report (Date of earliest event reported)

ANTIGENICS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

          On December 31, 2009, Antigenics Inc. issued a press release announcing that the company received a letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (the “Staff”) on December 30, 2009 indicating that the company is not in compliance with Nasdaq Marketplace Rule 5550(a)(2) (the “Bid Price Requirement”) because the bid price for the company’s common stock has closed below the minimum $1.00 per share requirement for 30 consecutive business days.  There is no change in the trading of company common stock on the NASDAQ Capital Market at this time, and in accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the company has been provided 180 calendar days, or until June 28, 2010, to regain compliance with the Bid Price Requirement.

          The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

                        99.1     Press Release dated December 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date:	December 31, 2009	By:	/s/ Garo H. Armen

Garo H. Armen
Chief Executive Officer